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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              X-NET SERVICES CORP.
                              --------------------
             (Exact name of registrant as specified in its charter)


Nevada                                      87  -  0671807
--------------------------                  --------------
(State of incorporation                    (I.R.S. Employer Identification No.)
or organization)


         7666 Keswick Road, Sandy, Utah  84093; Telephone (801) 947-1681
         ---------------------------------------------------------------
          (Address and telephone number of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                 Name of each exchange of which
        to be so registered                  each class is to be registered

          Not Applicable                             Not Applicable
          ---------------                            ---------------

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(c),  check  the  following  box.  [   ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-61608
 (if  applicable)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                        Common stock, par value of $0.001
                        ---------------------------------
                                (Title of class)


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Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-61608) is incorporated by reference into this registration statement.

Item  2.  Exhibits

EXHIBIT
NUMBER        DESCRIPTION
--------      --------------------

 3.1          Articles  of  Incorporation  (1)
 3.2          By-Laws  (1)
 4.1          Share  Certificate(2)
 5.1          Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use(1)
10.1          Employment  Agreement(2)
23.1          Consent  of  Ted A. Madsen, CPA for use of Audited Financial
              Statements
99.1          Marked  version  of  prospectus

(1)  Previously  filed as an exhibit to the Company's Form SB-2 on May 24, 2001.
(2)  Previously  filed  as  an  exhibit to the Company's Amendment No. 1 to Form
     SB-2  on  October  3,  2001.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: April 2, 2002


X-Net Services Corp.
Registrant

By:  /s/ Stephen B. Utley
     ---------------------------
     Stephen B. Utley
     Principal Executive Officer



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